EXHIBIT 12 - STATEMENT  RE: COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
 (UNAUDITED)

                                           Six Months Ended                                     Fiscal Year Ended
                                    --------------------------------------------------------------------------------------------------------------------
                                       August 2,        August 3,       February 1,     February 2,     February 3,      January 29,      January 30,
                                          2003            2002              2003           2002            2001*            2000             1999
                                    --------------------------------------------------------------------------------------------------------------------

Consolidated pretax income             $(40,622)       $101,218           211,100         111,571        140,860          283,949          219,084
Fixed charges (less capitalized
interest)                               112,109         110,843           205,640         225,997        264,628          274,586          219,341
                                    --------------------------------------------------------------------------------------------------------------------

EARNINGS                            $    71,487     $   212,061        $  416,740      $  337,568     $  405,488       $  558,535        $  438,425
                                    ====================================================================================================================

Interest                             $  102,789         100,768           182,940         201,736        239,280          249,514          196,680
Capitalized interest                      1,244             912             2,469           5,415          4,720            5,177            3,050
Interest factor in rent expense           9,320          10,075            22,700          24,261         25,348           25,072           22,661
                                    --------------------------------------------------------------------------------------------------------------------

FIXED CHARGES                        $  113,353      $  111,755       $   208,109      $  231,412     $  269,348       $  279,763       $  222,391
                                    ====================================================================================================================

Ratio of earnings to fixed charges         0.63            1.90              2.00            1.46           1.51             2.00             1.97
                                    ====================================================================================================================

 * 53 Weeks